UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2014

LiqTech International, Inc.

(Exact name of registrant as specified in charter)

Nevada	000-53769	20-1431677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Industriparken 22C, 2750 Ballerup, Denmark
(Address of principal executive offices)	(Zip Code)

+4544986000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 22, 2014, LiqTech International, Inc., a Nevada corporation (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) with Craig-Hallum Capital Group LLC (the “Underwriter”), pursuant to which the Company agreed to sell, and the Underwriter agreed to purchase for resale to the public (the “Offering”), subject to the terms and conditions expressed therein, 6,956,522 shares of common stock of the Company, par value $0.001 per share (the “Shares” and each, a “Share”) at a price to the public of $1.50 per Share. The Company expects the Offering to close on or about July 28, 2014, subject to the satisfaction of certain closing conditions. The Company has granted the Underwriter a 30-day option to purchase an additional 1,043,478 Shares from the Company to cover over-allotments, if any. The Company also agreed to issue to the Underwriter, for a price of $50, a warrant to purchase a number of shares of the Company’s common stock equal to 5.0% of the aggregate number of shares of the Company’s common stock sold in the Offering. The warrants will have an exercise price equal to 110% of the public offering price of the shares sold in this Offering. The warrants are immediately exercisable and will remain exercisable for five years after the effective date of the Offering.

The Purchase Agreement provides that the Company will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to reimburse the Underwriter for payments that the Underwriter may be required to make because of such liabilities.

The Shares are being offered and sold pursuant to a prospectus supplement dated July 23, 2014 and an accompanying base prospectus dated July 7, 2014, pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-196750) that was declared effective by the Securities and Exchange Commission on July 7, 2014. The opinion of the Company’s counsel regarding the validity of the Shares to be issued by the Company is filed herewith as Exhibit 5.1.

The foregoing description of the Purchase Agreement and warrant is not complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement and form of warrant, copies of which are filed as Exhibit 1.1 and Exhibit 10.1 to this Current Report on Form 8-K, respectively which are incorporated by reference herein.

Item 7.01.	Regulation FD.

On July 23, 2014, the Company issued a press release announcing the pricing of the Offering (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state. Any offering will be made only through a prospectus supplement and accompanying prospectus.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

1.1	Form of Purchase Agreement

5.1	Opinion of Burton, Bartlett & Glogovac.

10.1	Form of Underwriter’s Warrant

23.1	Consent of Burton, Bartlett & Glogovac (included as part of Exhibit 5.1).

99.1	Press Release dated July 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2014	LIQTECH INTERNATIONAL, INC.
/s/ Soren Degn
Soren Degn
Chief Financial Officer